EXHIBIT 11


                              McGLADREY & PULLEN LLP
                   Certified Public Accountants and Consultants


                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated December 6, 1997, on the financial statements referred to therein in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A, File No. 2-78513 of Daily Tax Free Income Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
February 18, 1997